                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, Inc.:

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement.

                                                             ARTHUR ANDERSEN LLP
New York, New York
April 14, 1998